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KPMG  PEAT MARWICK LLP
          P.O. Box 364089           Telephone 787 756 6020     Fax: 787 754 6175
          San Juan, PR 00936-4089



August 28, 1998



CERTIFIED MAIL
Office of the Chief Accountant
SECPS Letter Files
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

We were previously principal accountants for Pepsi-Cola Puerto Rico Bottling Company and, under the date of December 5, 1997, we reported on the consolidated financial statements of Pepsi-Cola Puerto Rico Bottling Company and subsidiaries as of and for the years ended September 30, 1997 and 1996. On August 24, 1998, our appointment as principal accountants was terminated. We have read Pepsi-Cola Puerto Rico Bottling Company's statements included under Item 4 of its Form 8-K dated August 28, 1998, and we agree with such statements, except that we are not in a position to agree or disagree with Pepsi-Cola Puerto Rico Bottling Company's statement that the change was recommended by the board of directors.

Very truly yours,



/s/ KPMG Peat Marwick LLP